EXHIBIT 99.2

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Class A Common Stock of Entravision Communications Corporation (this “Agreement”), is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: May 21, 2026

Alexandra Seros, as Trustee of The Survivor's Trust under the Seros Ulloa Family Trust of 1996

By:	/s/ Jeffrey C. DeMartino
Name/Title:	Jeffrey C. DeMartino, by power of attorney for Alexandra Seros, Trustee

Alexandra Seros, as Trustee of The Non-Exempt Marital Trust under The Seros Ulloa Family Trust of 1996

By:	/s/ Jeffrey C. DeMartino
Name/Title:	Jeffrey C. DeMartino, by power of attorney for Alexandra Seros, Trustee

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<LIB>>/<<NUM>>.<<VER>> \* MERGEFORMAT ACTIVE/207533854.1

Alexandra Seros, as Trustee of The Bypass Trust under The Seros Ulloa Family Trust of 1996

By:	/s/ Jeffrey C. DeMartino
Name/Title:	Jeffrey C. DeMartino, by power of attorney for Alexandra Seros, Trustee

Alexandra Seros

By:	/s/ Jeffrey C. DeMartino
Name/Title:	Jeffrey C. DeMartino, by power of attorney for Alexandra Seros

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<LIB>>/<<NUM>>.<<VER>> \* MERGEFORMAT ACTIVE/207533854.1